Exhibit 99.1

Ambient Corporation Receives Expected Standard Filing Delinquency Letter from NASDAQ

Newton, MA August 15, 2012 — Ambient Corporation (NASDAQ: AMBT), a leading provider of flexible and scalable smart grid communications platforms and technologies, announced today that, as previously disclosed, the Company is completing an accounting review and restatement of certain of its previously issued financial results and financial statements, which will delay the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (the “Form 10-Q”). The Company filed a Form 12b-25 Notification of Late Filing on August 15, 2012, confirming that it has delayed the filing of the Form 10-Q with the Securities and Exchange Commission (“SEC”). Accordingly, on August 15, 2012, in accordance with standard procedures related to the delayed filing of the Form 10-Q with the SEC, the Company received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c). The NASDAQ notice has no immediate effect on the listing or trading of the Company’s common stock on The NASDAQ Capital Market.

The NASDAQ letter notes that Ambient is required to submit a plan to regain compliance with NASDAQ’s filing requirements for continued listing within 60 calendar days of the date of the NASDAQ notification letter. Upon acceptance of the Company’s compliance plan, NASDAQ is permitted to grant an extension of up to 180 days from the Form 10-Q’s filing date for the Company to regain compliance with NASDAQ’s filing requirements for continued listing.

The Company continues to work diligently to complete the accounting review and, if necessary, will submit a plan to regain compliance with NASDAQ’s filing requirements within the 60 day deadline. As previously disclosed, the Company expects to file the Form 10-Q upon completion of its accounting review and the restatement of certain of its previously issued financial results and financial statements within the next 15 days.

About Ambient Corporation
Ambient designs, develops and sells the Ambient Smart Grid® communications platform. The Ambient Smart Grid products and services include communications nodes; a network management system, AmbientNMS®; integrated applications; and maintenance and consulting services. Using open standards-based technologies along with in-depth industry experience, Ambient provides utilities with solutions for their smart grid initiatives. Headquartered in Newton, MA, Ambient is a publicly traded company (NASDAQ: AMBT). More information on Ambient is available at www.ambientcorp.com.

Except for historical information, this press release contains statements that may be deemed to be “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to the diversification of our customer base, further development and marketing of our communications platform and cultivating projects with potential customers, among others. These forward-looking statements are based upon our current expectations, estimates and projections about our business and our industry and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, which could have a material adverse effect on our operations and future prospects including, but not limited to, the timing and nature of the final resolution of the accounting issues discussed in this press release, any delay in the filing of required periodic reports with the SEC, the timing and results of the review of the effectiveness of internal control over financial reporting (and related internal controls) and disclosure controls and procedures, whether a restatement of financial results will be required for other accounting issues for the same or other periods in addition to the restatement currently expected by management; additional uncertainties related to accounting issues generally, adverse effects on the Company's business as a result of the restatement process or the review of the effectiveness of internal control over financial reporting and disclosure controls and procedures or the reactions to such event by customers or suppliers, possible NASDAQ delisting if we fail to comply with listing standards, or increased regulatory, media or financial reporting issues and practices, rumors or otherwise, and volatility of the Company's stock price. We undertake no obligation to publicly update or revise any forward-looking statements. Further information on the company’s risks and uncertainties is available in our filings with the Securities and Exchange Commission.

Ambient®, Ambient Smart Grid®, Communications for a Smarter Grid® and AmbientNMS® are registered trademarks of Ambient Corporation with the U.S. Patent and Trademark Office.

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